Exhibit 5.1

	Duane Morris	FIRM and AFFILIATE OFFICES
NEW YORK
LONDON
CHICAGO
HOUSTON
FREDERICK W. DREHER		PHILADELPHIA
DIRECT DIAL: 215.979.1234		SAN FRANCISCO
PERSONAL FAX: 215.979.1213		SAN DIEGO
E-MAIL: fwdreher@duanemorris.com		BOSTON
WASHINGTON, DC
ATLANTA
MIAMI
NEWARK
PITTSBURGH
DETROIT
ALLENTOWN
WILMINGTON
HARRISBURG
PRINCETON
PALM BEACH
WESTCHESTER

June 20, 2005

Board of Directors
F.N.B. Corporation
One F.N.B. Boulevard
Hermitage, Pennsylvania 16148

     Re:      F.N.B. Corporation Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as counsel to F.N.B. Corporation, a Florida corporation (“FNB”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), pursuant to the registration statement on Form S-4 (the “Registration Statement”) of up to 863,000 shares (the “Shares”) of FNB’s common stock, par value $.01 per share. The Shares are issuable by FNB in exchange for outstanding shares of common stock, no par value per share, of North East Bancshares, Inc., a Pennsylvania corporation (“North East”), or, at FNB’s option, an exchange of cash and stock, pursuant to the terms and conditions of that certain Agreement and Plan of Merger dated as of April 22, 2005 between FNB and North East (the “Merger Agreement”).

     In connection therewith, we have examined the following:

     1.      The Articles of Incorporation, as amended, of FNB, certified by the Secretary of State of the State of Florida;

     2.      The By-laws of FNB, certified as complete and correct by the Secretary of FNB;

     3.      Minutes of meetings of the board of directors of FNB, certified as correct and complete by the Secretary of FNB;

Board of Directors
F.N.B. Corporation

June 20, 2005

     4.      Certificate of Active Status with respect to FNB, issued by the Secretary of State of the State of Florida; and

     5.      The Registration Statement.

     Based upon such examination and upon our examination of such other instruments and records that we have deemed necessary, we are of the opinion that:

          (A)      FNB has been duly incorporated and its status is active under the laws of the State of Florida; and

          (B)      The Shares have been legally authorized and, when issued in accordance with the terms of the Merger Agreement, will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the proxy statement/prospectus contained in the Registration Statement.

Respectfully, DUANE MORRIS LLP
By:	/s/ Frederick W. Dreher
Frederick W. Dreher